                                                                   EXHIBIT 10(n)

                   LIABILITY CLAIMS INVESTIGATION, ADJUSTMENT
                            AND MANAGEMENT AGREEMENT

        This Liability Claims Investigation, Adjustment and Management Agreement (the "Agreement") is made as of the 1st day of June, 2001, between Fitzgeralds Gaming Corporation on its behalf and on behalf of each of its operating subsidiaries: Fitzgeralds Mississippi, Inc., Fitzgeralds Reno, Inc., Fitzgeralds Las Vegas, Inc., and 101 Main Street, LLC (collectively, "Fitzgeralds" or "Client"), and Meritage Employer Services, LLC ("Meritage" or "Consultant").


                          GENERAL TERMS AND CONDITIONS

1)   INVESTIGATION AND SETTLEMENT OF CLAIMS

The Client agrees to use reasonable efforts to provide Meritage with copies of claim incidents related to automobile, personal injury, property damage, suspected loss or crime, and employment related complaints (including EEOC, ADA, ADEA, FMLA, etc.) (collectively, the "Claims") within forty-eight (48) hours after Client's receipt of notice of each such occurrence. Upon receipt, Meritage agrees to investigate, manage and adjust such claims promptly and provide the Client with a reasonable assessment of each case and recommendation as to settlement or denial. Meritage will maintain standard claims files on all cases in accordance with industry standards, and will provide monthly periodic reports to the general manager and finance executive, and any other executive as designated by the general manager of each property in regard to claim activity.

2)   CLAIMS REVIEW AND PROCESSING

         - All new claims will be reviewed, reserved and action taken within five (5) working days of receipt by Meritage.

         - Meritage will maintain regular communication with the Client. Any major status or change in conditions shall be communicated to the Client immediately.

         - Claimant contact will be professional, and to the extent the claimant has attorney representation, contact will be made only with the attorney.

         - Alleged damages will be investigated and verified, and multiple estimates will be obtained for all damage claims. This provision may only be waived at the direction of the Client.

         - Subrogation and contributory negligence will always be considered on every claim. Client will be consulted prior to dismissing any of these options.

         - Meritage will report any claim or loss that has the potential of penetrating fifty percent (50%) of the deductible or self-insured retention to the excess insurance carrier, as soon as all information is available for the reporting requirements. Should information be missing or unavailable, telephone or email contact will initiate claim-reporting status as soon as possible.

3)   INVESTIGATIONS

         - Meritage's investigative procedures include, but are not limited to:
                    i.   Taking of statements, either written or recorded
                    ii.  Obtaining police reports
                    iii. Photographs
                    iv.  Background checks
                    v.   Witness reports

                    vi.  OSHA information, etc.

         - In the event outside experts or surveillance is advisable, Meritage will obtain the Client's prior written authorization to proceed.

4)   RESERVES

         - Incurred loss reserves will be established as accurately as possible for each claim.

         - Incurred reserves may be changed or modified as additional information becomes available on each claim.

         - All incurred reserves will include anticipated total expenses, including legal, to the conclusion of the case.

5)   SETTLEMENT

         - Meritage will obtain Client's and, where applicable, excess insurance carrier's written authorization prior to accepting or extending any settlement proposal. If telephonic authorization is available, a written verification confirming the authorization and amount must be transmitted to Meritage.

         - All negotiations, offers and demands will be documented in the appropriate claim file.

         -    Written releases will be obtained on all settled claims.

6)   LITIGATION MANAGEMENT

         - Meritage will use its best efforts to resolve any claim prior to litigation.

         - Should litigation be initiated, Meritage will promptly notify the Client and select defense counsel from the approved client/carrier list.

         - Prior to authorizing payment, both Meritage and the Client will promptly review all legal bills.

7)  REPORTS AND LOSS HISTORY

Meritage will prepare and distribute monthly and quarterly reports to the general managers and finance executives and to other parties at the direction of the Client. The reports will outline claim activity, status and statistics for the prior month's activities and provide a dollar-by-dollar and case-by-case breakdown of claims cost as well as a projection of cost for unresolved claims.

Meritage understands that the information developed and supplied is proprietary to and the property of the Client and shall not release or disseminate such information without the express written permission of the Client. Meritage will maintain and make available to Client all claims files, cases, claim reports, claim items, and related documents at any time.

8)  TELEPHONIC COMMUNICATIONS AND SITE VISITS

Meritage will provide telephone guidance whenever asked, on any claim or situation that may mature into a claim, at no charge. Additionally, Meritage will provide a qualified adjuster to visit with the Client on a weekly or semi-monthly basis to discuss any claim issues or questions, if desired by the Client's officials. Meritage recommends one of the adjustors be present either in person or by telephonic representation at the Client's Safety and Claims Committee meeting to be held once a month to discuss claims trends, safety issues and loss control recommendations. This time element could be adjusted, with Client's consent, as the situation develops, to either bi-monthly or quarterly as the claim frequency dictates.

9)  CONDUCT

Meritage acknowledges and understands that the Client is in the hospitality business and that the Client markets itself to various clientele. Meritage will use the utmost care and professionalism as a contracted representative of Client to protect the image and reputation of the Client in the execution of Meritage's responsibilities under this Agreement.

Meritage understands and accepts that it has a fiduciary duty to the Client and will act and conduct itself in the utmost good faith in handling, investigating and settling claims on the Client's behalf. Additionally, Meritage shall disclose any conflict of interest that may arise as a result of the handling, investigation or settlement of any claim including, without limitation, any prior association with any individual or entity making a claim against the Client.

Meritage will be acting solely as an independent contractor when providing the services as stipulated under this Agreement.

10)  LITIGATION

Meritage will closely monitor all denied and litigated claims so that all interested parties are kept informed as to any developments. Meritage will conduct additional investigations as necessary and coordinate all litigated claims with Client and designated legal counsel or the excess carrier of record. Meritage will keep the excess carrier advised of any claim reaching fifty percent (50%) of the SIR and as otherwise required by the excess carrier. Copies of all reports will be forwarded to the excess carrier from that point on and all interested parties will be kept fully advised.

11)  TERM

This Agreement shall, subject to the good faith negotiations set forth below, be effective until resolution of all claims asserted in the Fitzgeralds bankruptcy cases currently pending, or against any liquidating trust or similar entity formed to effect the liquidation of Fitzgeralds, unless canceled by either party. Client may cancel this Agreement with ninety (90) days advance written notice at anytime. Meritage may terminate this Agreement thirty (30) days after giving notice of Client's default hereunder, provided that such default has not been cured in such time.

The parties hereby agree to engage in good faith negotiations to make reasonable adjustments to the fees payable hereunder during the sixty (60) day period prior to each sale of an operating subsidiary (or substantially all its assets) and during the sixty (60) days prior to the consummation of any plan that would assign this Agreement to any reorganized Fitzgeralds or any liquidating trust or similar entity formed in Fitzgeralds' currently pending bankruptcy cases.

Meritage acknowledges and understands that the Client intends to sell all or substantially all of its assets including assets of the operating entities on whose behalf Client has entered into this Agreement. As the assets of the operating entities are sold or upon termination of the Agreement, open files will be handled in one of three ways, at the Client's sole discretion:

         - Meritage would continue to handle all open files until such files are closed for the per claim fee set forth in Exhibit A; or

         -    Meritage would handle the open files on a time and expense basis;
              or

         - Meritage would return files to Client or the operating subsidiary (contingent upon carrier approval, if so required).

12) COMPENSATION INVOICING AND DEPOSIT

Rate of Payment for Services. Client agrees to pay Meritage for services in accordance with the Contracted Fees schedule set forth in Exhibit B attached hereto and incorporated herein by reference, subject to a three percent (3) annual increase on each anniversary of this Agreement.

Invoicing and Deposit. Upon execution of this Agreement and prior to the effective date of services being rendered, the Client shall pay a deposit, in advance, in the amount of $23,000. Client shall pay Meritage contracted annual fees prorated monthly and payable on the first day of the month for services to be rendered that month as set forth in Exhibit A for annualized Contracted Standard Service Levels. Exhibit B provides the hourly rates and claim rates to be charged if the annualized Standard Service Levels for the Client are exceeded over the next twelve (12) months. If the aggregate of annualized Standard Service levels for all categories is not utilized and this Agreement continues for twelve (12) months, Meritage will remit any overpayment back to the Client. Client may choose to have next period fees offset by the amount due from Meritage. The Client shall have general rights of offset and recoupment with respect to amounts owing under this Agreement and the other Risk Management Contracts (hereinafter defined).

Exhibit B-2 reflects examples of the rate of payment for services. To the extent that reimbursement is being sought for approved out-of-pocket expenses, receipts will accompany all invoices submitted to the Client for reimbursement. The Client shall remit payment within fifteen (15) days of receipt of a proper and payable invoice.

13)  INDEMNIFICATION

Meritage agrees to indemnify, defend and hold Client harmless from all claims, demands, costs, fees (including reasonable attorneys' fees), judgments and liability asserted against Client by a third party which arise out of negligence, gross negligence or willful misconduct of Meritage in the performance or non-performance of this Agreement.

Client must provide written notification of the claim for indemnity that has been asserted for Meritage to evaluate allegations and validity of the claim arising solely as a result of Company's actions. Both parties understand and agree this indemnity provision is only applicable where any alleged damages to a third party occur solely as a result of Meritage's negligence, gross negligence or willful misconduct.

This indemnification will not apply where action or inaction of the Client is the sole cause of litigation or fines, where Meritage has made written reasonable recommendations to the Client, and the Client failed to follow such written recommendations from Meritage.

Client agrees to indemnify, defend and hold Meritage harmless from all claims, demands, costs, fees (including reasonable attorneys' fees), judgments and liability asserted against Meritage by a third party, which arise out of the negligence, gross negligence or willful misconduct of Client in the performance or non-performance of this Agreement.

14)  OTHER TERMS AND CONDITIONS

Meritage will comply in all regards to the requirements for a third party administrator as set forth under the laws of Nevada, Mississippi, and Colorado.

Meritage shall maintain with a Best Rated A+ carrier adequate Error and Omissions coverage, and shall provide, at the request of the Client evidence of the coverage.

All adjusters of Meritage have more than three (3) years experience and no trainees will be used on any account.

Meritage is properly licensed pursuant to Nevada law as Third Party Adjustor. All adjusters are licensed under this master license. There are no license restrictions.

Meritage agrees that this Agreement may be assigned by the Client to any liquidating trust or similar entity formed to effect the liquidation of Fitzgeralds, and hereby consents and agrees not to object to any assumption and assignment of this Agreement to such an entity.

If a dispute or grievance between the parties arises with respect to the obligations of the parties under this Agreement or as a result of this Agreement, and such dispute or grievance cannot be resolved in an informal fashion, the parties hereby agree that all disputes arising our of or related to this Agreement shall be subject to the exclusive jurisdiction of the United States Bankruptcy Court for the District of Nevada, and each hereby waives trial by jury and any assertion that such dispute is a non-core matter.

15)  BANKRUPTCY COURT APPROVAL

Meritage acknowledges and understands that the Client and each of the operating subsidiaries commenced cases under Chapter 11 of the United States Bankruptcy Code on December 5, 2000 and that such proceedings are still pending. Meritage further acknowledges and understands that this Agreement shall not be effective unless and until approved by the Bankruptcy Court.

16)  REGULATORY REQUIREMENTS

Meritage acknowledges and agrees that Client is subject to the licensing and regulatory control of the Nevada Gaming Control Board and various other state, county and city gaming regulatory enforcement agencies (collectively the "Gaming Authorities"). Said Gaming Authorities may request or require the Client to obtain and report certain information regarding Meritage and its principals. To the extent so required, Meritage agrees to fully and promptly cooperate and comply with such request for information, as authorized by the Client.

17)  NOTICES

   (i). Notices to Client should be sent to:   President
                     Copy to:                  General Counsel
                                               Fitzgeralds Gaming Corporation
                                               301 Fremont Street
                                               Las Vegas, Nevada 89101

                                                General Manager
                                                Fitzgeralds Reno, Inc
                                                P.O. Box 40130
                                                Reno, Nevada 89504

                                                General Manager
                                                Fitzgeralds Las Vegas, Inc.
                                                301 Fremont Street
                                                Las Vegas, Nevada 89101

                                                General Manager
                                                Fitzgeralds Mississippi, Inc.
                                                711 Lucky Lane
                                                Robinsonville, Mississippi 38664

                                                General Manager
                                                101 Main Street LLC
                                                120 Gregory Street
                                                P.O. Box P
                                                Black Hawk, Colorado 50422

   (ii). Notices to Meritage should be sent to: Kathleen Bryant
                                                Meritage Employer Services
                                                300 East Second Street
                                                Suite 1500
                                                Reno, Nevada 89501

18)  COMPLETE AGREEMENT

This Agreement, together with the Claims Processing and Managed Care Services Contract, the Liability Claims Investigation, Adjustment and Management Agreement, the Workers Compensation Service Agreement and the Consulting Contract (all between Consultant and Client) (this Agreement and such agreements, collectively, the "Risk Management Contracts"), contain the entire agreement between the parties hereto with respect to the matters covered herein. Any modification to this agreement must be agreed upon by both Meritage and the Client and set forth in written instrument.

19)  APPLICABLE LAW

This Agreement shall be construed in accordance with the laws of the State of Nevada.

.. . .

.. . .

.. . .

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

FITZGERALDS GAMING CORPORATION                MERITAGE EMPLOYER
                                              SERVICES, LLC
/s/ PHILLIP D. GRIFFITH
-------------------------                     /s/ KATHLEEN BRYANT
Philip D. Griffith                            ----------------------------
President and CEO                             Kathleen Bryant
                                              President

FITZGERALDS RENO, INC.
                                              FITZGERALDS LAS VEGAS, INC.
/s/ MAX L. PAGE
-------------------------                     /s/ WILLIAM NOONAN
Max L. Page                                   ----------------------------
Exec. Vice President and                      William Noonan
General Manager                               Vice President
                                              and General Manager

FITZGERALDS MISSISSIPPI, INC.
                                              101 MAIN STREET, LLC
/s/ DOMENIC MEZZETTA
-------------------------                     /s/ JOE COLLINS
Domenic Mezzetta                              ----------------------------
Vice President and General Manager            Joe Collins
                                              Vice President and General Manager

                                    EXHIBIT A
                                  FEE SCHEDULE

                       STANDARD SERVICE LEVELS EXHIBIT A-1
            STANDARD SERVICE LEVELS ANNUALIZED & MONTHLY CLAIMS COST

                                LIABILITY CLAIMS

                            BASED ON
                           HISTORICAL   GLOBAL
                             CLAIMS     FEE PER     BLACK                                                                MONTHLY
  TYPE OF CLAIM              COUNTS      CLAIM      HAWK      LAS VEGAS        RENO       TUNICA         TOTALS          BILLING

                                                   # of Claims & Costs
------------------         ----------   -------    --------------------------------------------------------------        -------
Auto Liability                320         $175          80           80            80          80            320
------------------         ----------   -------    -------    ---------      --------    --------       ---------        -------
General Liability-                                 $14,000      $14,000       $14,000     $14,000        $56,000          $4,667
Property Damage                                    -------    ---------      --------    --------       ---------
                              310         $175          40           80            80         110            310
                                                   -------    ---------      --------    --------       ---------
                                                    $7,000      $14,000       $14,000     $19,250        $54,250          $4,521
------------------         ----------   -------    -------    ---------      --------    --------       ---------
General Liability-                                      50          115            75         120            360
Bodily Injury                                      -------    ---------      --------    --------       ---------
                              360         $450     $22,500      $51,750       $33,750     $54,000       $162,000         $13,500
------------------         ----------   -------    -------    ---------      --------    --------       ---------
Litigated Claims               30         $900           2            6             4          18             30
                                                   -------    ---------      --------    --------       ---------
                                                    $1,800       $5,400        $3,600     $16,200        $27,000          $2,250
                                                   -------    ---------      --------    --------       ---------
Crime                           4       $2,000
Investigations                                           1            1             1           1              4
------------------         ----------   -------    -------    ---------      --------    --------       ---------
                                                    $2,000       $2,000        $2,000      $2,000         $8,000            $667
------------------         ----------   -------    -------    ---------      --------    --------       ---------
Employment                     28       $2,000
Investigations                                           5            7             5          11             28
------------------         ----------   -------    -------    ---------      --------    --------       ---------
                                                   $10,000      $14,000       $10,000     $22,000        $56,000          $4,667
                                                   -------    ---------      --------    --------       ---------        -------
TOTALS BY PROPERTY                                 $57,300     $101,150       $77,350    $127,450       $363,250         $30,271
                                                   =======    =========      ========    ========       =========        =======

                CONTRACTED RATES AND MONTHLY BILLING EXHIBIT A-2

                                LIABILITY CLAIMS


                            BASED ON
                           HISTORICAL   GLOBAL
                             CLAIMS     FEE PER     BLACK                                                                MONTHLY
  TYPE OF CLAIM              COUNTS      CLAIM      HAWK      LAS VEGAS       RENO        TUNICA          TOTALS         BILLING

                                                   # of Claims & Costs
------------------         ----------   -------    --------------------------------------------------------------        -------
Auto Liability                320         $130          80          80            80           80             320
------------------         ----------   -------    -------    ---------     ---------     -------        --------        -------
General Liability-                                 $10,400     $10,400       $10,400      $10,400         $41,600         $3,467
                                                   -------    ---------     ---------     -------        --------
Property Damage               310         $130          40          80            80          110             310
                                                   -------    ---------     ---------     -------        --------
                                                    $5,200     $10,400       $10,400      $14,300         $40,300         $3,358
------------------         ----------   -------    -------    ---------     ---------     -------        --------
General Liability-                                      50         115            75          120             360
                                                   -------    ---------     ---------     -------        --------
Bodily Injury                 360         $381     $19,041     $43,794       $28,562      $45,698        $137,095        $11,425
------------------         ----------   -------    -------    ---------     ---------     -------        --------
Litigated Claims               30         $600           2           6             4           18              30
                                                   -------    ---------     ---------     -------        --------
                                                    $1,200      $3,600        $2,400      $10,800         $18,000         $1,500
                                                   -------    ---------     ---------     -------        --------
Crime                           4       $1,000
Investigations                                           1           1             1            1               4
------------------         ----------   -------    -------    ---------     ---------     -------        --------
                                                    $1,000      $1,000        $1,000       $1,000          $4,000           $333
------------------         ----------   -------    -------    ---------     ---------     -------        --------
Employment                     28       $1,250
Investigations                                           5           7             5           11              28              -
------------------         ----------   -------    -------    ---------     ---------     -------        --------
                                                    $6,250      $8,750        $6,250      $13,750         $35,000         $2,917
------------------         ----------   -------    -------    ---------     ---------     -------        --------        -------
TOTALS BY PROPERTY                                 $43,091     $77,944       $59,012      $95,948        $275,995        $23,000
                                                   =======    =========     =========     =======        ========        =======

                                    EXHIBIT B

                             STANDARD SERVICE LEVELS

                     LIABILITY CLAIMS ADJUSTMENT GLOBAL FEES

                 Type of Claim                                     Global fee Per Claim
                 -------------                                     --------------------
Auto Liability                                                            $  175
                                                                          ------
General Liability-Property Damage                                         $  175
                                                                          ------
General Liability-Bodily Injury                                           $  450
                                                                          ------
Litigated Claims (credit given when claim changes status)                 $  900
                                                                          ------
Crime Investigations                                                      $2,000
                                                                          ------
Employment Investigations                                                 $2,000
                                                                          ------


  LIABILITY CLAIMS ADDITIONAL EXPENSE ON LITIGATED CLAIMS FOR OUTSIDE SERVICES

    Expense            Estimated Hours             Cost
------------------     ---------------  ---------------------------
Adjuster                                      $45 per hour
------------------     ---------------  ---------------------------
Additional Expense                      Billed Expense as incurred.
------------------     ---------------  ---------------------------
Travel
------------------     ---------------  ---------------------------
MIS
------------------     ---------------  ---------------------------
Other (Misc.)
------------------     ---------------  ---------------------------
TOTAL

           Plus: Related travel expenses (airfare, hotels, auto, etc.)

                                   EXHIBIT B-2

EXAMPLE 1

The Agreement with the Client continues for 12 months and results in the following hours incurred by Meritage on behalf of the Client:

Auto                                             350 @ $130        $ 45,500
General Liability Property Damage                200 @ $130        $ 26,000
General Liability Bodily Injury                  300 @ $381        $114,300
Litigated                                        30  @ $600        $ 18,000
Crime                                            4   @ $1,000      $  4,000
Employment                                       28  @ $1,250      $ 35,000
                                                                   --------
TOTAL HOURS                                                        $242,800
                                                 ============      ========

Client remits ($275,995) to Meritage. Payment over 12 months.

Meritage remits ($33,195) back to Client. Client may choose to have next period fees offset by the amount due from Meritage.

EXAMPLE 2

The Agreement with the Client continues for 8 months and is terminated upon the sale of the assets of the Client with the following hours incurred by Meritage on behalf of the Client:

Auto                                             150 @ $130        $ 19,500
General Liability Property Damage                200 @ $130        $ 26,000
General Liability Bodily Injury                  200 @ $381        $ 76,200
Litigated                                        30  @ $600        $ 18,000
Crime                                            4   @ $1,000      $  4,000
Employment                                       28  @ $1,250      $ 35,000
                                                                   --------
TOTAL HOURS                                                        $178,700
                                                 ============      ========

CLIENT PAID MERITAGE MONTHLY FEES FOR EIGHT MONTHS AT $23,000 PER MONTH, TOTALING $184,000.

There would be no adjustment to the monthly fee paid since the agreement was terminated by the Client prior to 12 months.